Exhibit 10.4
COLLATERAL MANAGEMENT AGREEMENT
This Agreement, dated as of May 30, 2024 (as amended from time to time, this “Agreement”), is entered into by and between Twin Brook CLO 2024-1 LLC, a limited liability company formed under the laws of the state of Delaware, with its principal office located at the offices of Twin Brook Capital Partners, 111 South Wacker Drive, Chicago, Illinois 60606 (together with successors and assigns permitted hereunder, the “Issuer”), and AGTB Fund Manager, LLC, a Delaware limited liability company, with its principal offices located at 245 Park Avenue, New York, New York 10167, as collateral manager (in such capacity, the “Collateral Manager”).
WITNESSETH:
WHEREAS, the Issuer intends to issue its Notes pursuant to an indenture dated as of May 30, 2024 (the “Indenture”), among the Issuer and Computershare Trust Company, N.A., a national banking association organized under the laws of the United States (together with any successor Trustee permitted under the Indenture, the “Trustee”);
WHEREAS, the Issuer intends to pledge certain Collateral Obligations, Eligible Investments and Cash (all as defined in the Indenture) and certain other assets (all as set forth in the Indenture) (collectively, the “Assets”) to the Trustee as security for its obligations under the Indenture;
WHEREAS, the Issuer wishes to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement, the Indenture and the Collateral Administration Agreement; and
WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:
1.    Definitions.
Terms used herein and not defined below or elsewhere herein shall have the meanings set forth in the Indenture.
“Collateral Manager Information” shall have the meaning ascribed to such term in the Offering Circular.
“Governing Instruments” shall mean the memorandum of association, articles of association and by-laws, if applicable, in the case of a corporation, the partnership agreement, in the case of a partnership, the limited liability company agreement and certificate of formation, in the case of a limited liability company or the trust agreement and (if applicable) certificate of trust, in the case of a trust.
“Offering Circular”: The final offering circular dated May 28, 2024 relating to the sale of the Secured Debt on the Closing Date.
2.    General Duties of the Collateral Manager.
The Collateral Manager shall provide services to the Issuer as follows:
(a)    subject to and in accordance with the terms of the Indenture and this Agreement, the Collateral Manager agrees to supervise and direct the investment, sale and reinvestment of the Assets, and shall perform on behalf of the Issuer those investment-related duties and functions assigned to the Issuer in the Indenture, including, without limitation, the furnishing of Issuer Orders, Issuer Requests and Officer’s certificates, and including providing such certifications as are required under the Indenture with regard to Collateral Obligations, Eligible Investments, Workout Obligations, Defaulted Obligations, Credit Improved Obligations, Credit Risk Obligations and other securities and obligations permitted to be sold under the Indenture and with respect to satisfaction of the requirements of Article 12 of the Indenture, and the Collateral Manager shall have the power to execute and deliver all necessary or appropriate documents and instruments on behalf of the Issuer with respect thereto, including, without limitation, the Hedge Agreements. Subject to the limitations set forth herein (including, without limitation, Section 10 hereof), the Collateral Manager shall perform its obligations hereunder and under the Indenture with reasonable care, using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for similar clients in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral Obligations and in a manner that the Collateral Manager reasonably believes to be consistent with the practices and procedures of its own standards. To the extent not inconsistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties hereunder and under the Indenture. The Collateral Manager shall comply with all the terms and conditions of the Indenture affecting the duties and functions to be performed hereunder. The Collateral Manager shall use commercially reasonable efforts to provide the Trustee with information it determines necessary to comply with the obligations of Section 7.16 of the Indenture. The Collateral Manager shall not be bound to follow any amendment to the Indenture until it has received written notice of such amendment and a copy thereof from the Issuer or the Trustee; provided, however, that the Collateral Manager shall not be bound by any amendment to the Indenture unless the Collateral Manager shall have consented thereto in writing;
(b)    the Collateral Manager shall select all Assets which shall be acquired or sold by the Issuer pursuant to the Indenture in accordance with the criteria set forth therein, and in so doing shall take into consideration, among other things, the payment obligations of the Issuer under the Indenture on each Payment Date, such that Scheduled Distributions on the Collateral Obligations and other amounts received in respect of the Assets permit timely performance of the payment obligations by the Issuer;

(c)    the Collateral Manager shall monitor the Assets on an ongoing basis and provide to the Collateral Administrator and the Issuer all information, reports, schedules and other data relating to the Assets in its possession (or reasonably accessible without undue burden or expense) which the Issuer is required to prepare and deliver under the Indenture and the Collateral Administration Agreement, substantially in the form and containing all information required thereby and in a reasonably sufficient time for the Issuer to review such required reports, schedules and data and to deliver them to the parties entitled thereto under the Indenture; the Collateral Manager shall be responsible for obtaining to the extent practical any information concerning whether a Collateral Obligation has become a Defaulted Obligation, a Deferring Obligation, a Deferrable Obligation, a Partial Deferring Obligation or a Current Pay Obligation and, in the event a Rating Agency is requested by the Issuer to provide an estimate with respect to the Rating of a debt obligation, for providing such Rating Agency with any information necessary for such Rating Agency to provide such estimate to the extent the Collateral Manager has or can reasonably obtain such information; the Collateral Manager shall monitor any Hedge Agreements and direct the Trustee on behalf of the Issuer in respect of all actions to be taken thereunder by the Issuer; the Collateral Manager shall use commercially reasonable efforts to cause the Issuer, promptly following the early termination of a Hedge Agreement (other than an early termination in connection with an Optional Redemption) and to the extent reasonably possible through application of funds available therefor in accordance with the Indenture, to enter into a replacement hedge agreement, provided that the Moody’s Rating Condition has been satisfied;
(d)    the Collateral Manager, subject to and in accordance with the provisions of the Indenture, including, without limitation, the restrictions contained in Articles 3 and 12 thereof, may at any time (i) direct the Trustee to dispose of any or all of the Collateral Obligations, Workout Obligations, Eligible Investments or other Assets in the open market or otherwise, (ii) direct the Trustee to acquire, as security for the Secured Debt in substitution for or in addition to any Collateral Obligations, Workout Obligations, Eligible Investments or other Assets, one or more Collateral Obligations, Workout Obligations, Eligible Investments or other Assets, and (iii) as agent of the Issuer, direct the Trustee to take the following actions with respect to any Collateral Obligations, Workout Obligations, Eligible Investments or other Assets (in each case subject to and in accordance with the provisions of the Indenture):
(A)    retain such Collateral Obligations, Workout Obligations, Eligible Investments or other Assets; or
(B)    dispose of such Collateral Obligations, Workout Obligations, Eligible Investments or other Assets in the open market or otherwise; or
(C)    if applicable, tender such Collateral Obligations, Workout Obligations, Eligible Investments or other Assets pursuant to an Offer; or
(D)    if applicable, consent to any proposed amendment, modification or waiver pursuant to an Offer; or

(E)    retain or dispose of any securities or other property (if other than Cash) received pursuant to an Offer; or
(F)    waive any default with respect to any Defaulted Obligation; or
(G)    vote to accelerate the maturity of any Defaulted Obligation; or
(H)    exercise any other rights or remedies with respect to such Collateral Obligations, Workout Obligations, Eligible Investments or other Assets as provided in the related Underlying Instruments or take any other action consistent with the terms of the Indenture which is in the best interests of the Holders;
(e)    the Collateral Manager shall, subject to the standard of care set forth in Section 2(a) and any confidentiality undertaking given by the Collateral Manager or to which the Collateral Manager is subject, use reasonable commercial efforts to co-operate with and provide to the Collateral Administrator (or any applicable third party reporting entity) and the Issuer any reports, data and other information relating to the Assets and, to the extent necessary, the business and/or operations of the Collateral Manager, in each case reasonably available to the Collateral Manager (save to the extent such reports, data and/or other information has already been provided to, or are already available to (in the ordinary course of its collateral administration duties), the Collateral Administrator (or such applicable third party reporting entity)) and that the Issuer or the Collateral Administrator (or such applicable third party reporting entity) may in consultation with the Collateral Manager, determine to be necessary or essential in connection with the preparation of the Loan Reports and the Investor Reports (in each case as defined below) and any reports in respect of Inside Information and Significant Event Information, in each case, that are required pursuant to the Transaction Documents. In connection with such information and reporting, the Collateral Manager shall have the benefit of the powers, protections and indemnities granted to it under the Transaction Documents.
(f)    The Collateral Manager hereby agrees to the following:
(i)    the Collateral Manager shall cause any purchase or sale of any Collateral Obligations to be conducted on an arm’s length basis; and
(g)    the Collateral Manager and the Issuer shall take such other action, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement;
(h)    notwithstanding anything herein or any other Transaction Document to the contrary, the Collateral Manager shall have no authority to hold (directly or indirectly), or otherwise take possession of, any funds or securities of the Issuer (including Collateral

Obligations or Eligible Investments) and it is the intention of the parties that the Collateral Manager not take any action through the power of attorney granted hereby that would cause the Collateral Manager to have custody of the Issuer's funds or securities within the meaning of Rule 206(4)-2 under the Advisers Act. Without limiting the foregoing, the Collateral Manager shall have no authority to (i) sign checks on the Issuer’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized by the Indenture; provided that, subject to Sections 2 and 3 hereof, the foregoing clauses (i) through (iv) shall not limit the Collateral Manager’s ability to acquire Collateral Obligations, Workout Obligations, Equity Securities and Eligible Investments pursuant to and in accordance with the Indenture and this Agreement or to direct the sale of Collateral Obligations, Workout Obligations, Equity Securities, and Eligible Investments pursuant to and in accordance with the Indenture and this Agreement. The Collateral Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Indenture and must be sent to the Trustee. Nothing in this paragraph shall prohibit the Collateral Manager from issuing instructions to the Trustee to effect or to settle any bills of sale, assignments, agreements and other instruments in connection with any acquisition, sale or other disposition of any Collateral of the Issuer as permitted by the Indenture and the terms hereof; and
(i)    the Collateral Manager covenants that it shall comply in all material respects with applicable laws and regulations relating to its performance under this Agreement.
3.    Brokerage.
The Collateral Manager shall use commercially reasonable efforts to obtain the best execution for all orders placed with respect to the Assets, considering all circumstances (but, for avoidance of doubt and without limiting the foregoing, with no obligation to obtain the lowest price) and in a manner permitted by law. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager. Such services may be furnished to the Collateral Manager or its Affiliates in connection with its other advisory activities or investment operations. Transactions may be executed as part of concurrent authorizations to purchase or sell the same investment for other accounts served by the Collateral Manager or its Affiliates. When these concurrent transactions occur, the objective of the Collateral Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner. A more complete description of the Collateral Manager’s policies with respect to the placement of orders is set forth in the Collateral Manager’s most recent Form ADV, a copy of which has been made available to the Issuer and to the Trustee.
In addition to the foregoing and subject to the objective of obtaining best execution and to the extent permitted by applicable law and not prohibited by the Indenture, the Collateral Manager may, on behalf of the Issuer, direct the Trustee to acquire any and all of the Collateral Obligations or other Assets from, or sell Collateral Obligations or other Assets to, Wells Fargo Securities, LLC or any affiliate thereof.

4.    Additional Activities of the Collateral Manager.
Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in its customary businesses, or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Holders or beneficial owners of the Debt or any other Person or entity to the extent permitted by applicable law. Without prejudice to the generality of the foregoing, the Collateral Manager or any of its Affiliates and any directors, officers, partners, employees and agents of the Collateral Manager or its Affiliates may, among other things, and subject to any limits specified in the Indenture:
(a)    serve as directors (whether supervisory or managing), partners, officers, employees, agents, nominees or signatories for the Issuer, its Affiliates or any issuer of any obligations included in the Assets, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any issuer of any obligations included in the Assets, pursuant to their respective Governing Instruments; provided, that such activity could not reasonably be expected to have a material adverse effect on any item of the Assets;
(b)    receive fees for services of any nature rendered to the issuer of any obligations included in the Assets; provided, that such activity could not reasonably be expected to have a material adverse effect on any item of the Assets; and provided, further, that if any portion of such services are related to any obligations included in the Assets, the portion of such fees relating to such obligations shall be for the account of the Issuer;
(c)    be retained to provide services to the Issuer or its Affiliates that are unrelated to this Agreement, and be paid therefor; provided, that such activity could not reasonably be expected to have a material adverse effect on any item of the Assets;
(d)    be a secured or unsecured creditor of, or hold an equity interest in, the Issuer, its Affiliates or any issuer of any obligation included in the Assets;
(e)    make a market in any Collateral Obligations, Workout Obligations, Workout Obligations or in any Debt; and
(f)    serve as a member of any “creditors’ committee” or informal workout group with respect to any obligation included in the Assets which is, has become, or, in the Collateral Manager’s opinion, may default or otherwise become a Defaulted Obligation.
It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Assets and which may own securities or obligations of the same class, or which are the same type, as the Collateral Obligations, Workout Obligations, Workout Obligations or the Eligible Investments or other securities or obligations of the issuers of the Collateral Obligations, Workout Obligations, Workout Obligations or the Eligible Investments.

The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets.
Nothing shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Issuer. It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Affiliates, and any officer, director, stockholder, partner, member, manager or employee of the Collateral Manager or any such Affiliate or any member of their families or a Person or entity advised by the Collateral Manager may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder.
Unless the Collateral Manager determines in its sole discretion that such purchase or sale may be appropriate, the Collateral Manager may refrain from directing the purchase or sale hereunder of securities or obligations of (i) Persons of which the Collateral Manager, its Affiliates or any of its or their officers, directors, partners or employees are directors or officers, (ii) Persons for which the Collateral Manager or any of its Affiliates acts as financial adviser or underwriter or (iii) Persons about which the Collateral Manager or any of its Affiliates has information which the Collateral Manager deems confidential or non-public or otherwise might prohibit it from trading such securities or obligations in accordance with applicable law. The Collateral Manager shall not be obligated to utilize with respect to the Assets any particular investment opportunity of which it becomes aware.
5.    Acquisitions from or Dispositions to the Collateral Manager and Related Parties.
(a)    Subject to the terms of the Indenture (including the requirements of Section 12.3 thereof), the other terms of this Agreement and applicable law, the Collateral Manager may direct the Trustee to (x) acquire an obligation (including a Collateral Obligation) to be included in the Assets from the Collateral Manager or any of its Affiliates as principal or to sell an obligation to the Collateral Manager or any of its Affiliates as principal or (y) purchase any obligation (including a Collateral Obligation) for inclusion in the Assets directly from any account or fund for which the Collateral Manager or any of its Affiliates serves as investment adviser or sell directly any obligation (including a Collateral Obligation) to any account or fund for which the Collateral Manager or any of its Affiliates serves as investment adviser; provided that, the Collateral Manager shall obtain the Issuer’s written consent through the Independent Review Party as provided herein if any such transaction requires the consent of the Issuer under Section 206(3) of the Advisers Act (an “Affiliate Transaction”).
(b)    At the written request of the Collateral Manager in its sole discretion, the Issuer shall establish a conflicts review board or appoint an independent third party (such board or party, an “Independent Review Party”) to act on behalf of the Issuer with respect to Affiliate

Transactions. Decisions of any Independent Review Party shall be binding on the Collateral Manager, the Issuer and the Holders and beneficial owners of the Secured Debt.
(c)    Any Independent Review Party (i) shall be (A) the Issuer’s Board of Directors, (B) an established financial institution or other financial company with experience in assessing the merits of transactions similar to the Affiliate Transactions or (C) a review board comprised of one or more individuals selected by the Issuer (or at the request of the Issuer, selected by the Collateral Manager), (ii) shall be required to assess the merits of the Affiliate Transaction and either grant or withhold consent to such transaction in its sole judgment and (iii) shall not be (A) Affiliated with the Collateral Manager (other than as a Holder or beneficial owner of the Secured Debt or as a passive investor in any related entity) or (B) in the case of an Independent Review Party other than the Issuer’s Board of Directors, involved in the daily management and control of the Issuer.
(d)    The Issuer (i) shall be responsible for any fees relating to the services provided by any Independent Review Party and shall reimburse members of any Independent Review Party for their out-of-pocket expenses and (ii) may indemnify members of such Independent Review Party to the maximum extent permitted by applicable law, subject to terms and conditions satisfactory to the Collateral Manager.
6.    Records; Confidentiality.
(a)    The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer, the Trustee and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Article 10 of the Indenture at any time during normal business hours and upon not less than three Business Days’ prior notice. The Collateral Manager shall provide the Issuer with sufficient information and reports to maintain the books and records of the Issuer.
(b)    [Reserved].
(c)    The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Issuer, (ii) such information as any Rating Agency shall reasonably request in connection with its rating on the Debt, (iii) in connection with establishing trading or investment accounts or otherwise in connection with effecting transactions on behalf of the Issuer, (iv) as required by law, regulation, court order or the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager, (v) to its professional advisers or (vi) such information as shall have been publicly disclosed other than in violation of this Agreement. Notwithstanding the foregoing, the Collateral Manager may present summary data with respect to the performance of the Assets in conjunction with presentation of performance statistics of other funds managed or to be managed by the Collateral Manager or its Affiliates, and may aggregate data with respect to the performance of one or more categories of Assets with similar data of such other funds. For purposes of this Section 6, the Holders and beneficial owners of the Debt shall in no event be considered “non-affiliated third parties.”
(d)    Notwithstanding anything in this Agreement or the Indenture to the contrary, the Collateral Manager, the Issuer, the Trustee and the Holders and beneficial owners of the Debt (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure (in each case, under applicable federal, state or local law) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. tax treatment and U.S. tax structure; provided that such U.S. tax treatment and U.S. tax structure shall be kept confidential to the extent reasonably necessary to comply with applicable U.S. federal or state laws.
7.    Obligations of the Collateral Manager.
The Collateral Manager shall endeavor to ensure that no action is taken by it, and shall not intentionally or with reckless disregard take any action, which would (a) materially adversely affect the Issuer for purposes of United States federal or state law or any other law which, in the judgment of the Collateral Manager, made in good faith or as advised by the Issuer, is applicable to the Issuer, (b) violate the Issuer’s Governing Instruments, (c) violate any law, rule or regulation actually known by one or more Authorized Officers of the Collateral Manager of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, any United States federal, state or other applicable securities law, the violation of which would have a material adverse effect on the Issuer or on the ability of the Collateral Manager to perform its obligations thereunder, (d) require registration of the Issuer or the pool of Assets as an “investment company” under the Investment Company Act, and (e) cause the Issuer to be subject to U.S. federal, state or local income tax on a net basis (including any withholding tax liability under Section 1446 of the Code) or cause the Issuer to be treated as a publicly traded partnership or a taxable mortgage pool taxable as a corporation for U.S. federal income tax purposes. If the Collateral Manager is ordered to take any such action in violation of clauses (a) through (e) above by the Issuer, the Collateral Manager shall promptly notify the Issuer, the Trustee and the Rating Agencies of the Collateral Manager’s judgment that such action would, or would reasonably be expected to, have one or more of the consequences set forth above and need not take such action unless (x) the action would not have the consequences set forth in clause (c) above and (y) the Issuer again requests the Collateral Manager to do so and a Majority of each Class of Secured Debt has consented thereto in writing. Notwithstanding any such request, the Collateral Manager need not take such action unless arrangements satisfactory to it are made to insure or indemnify the Collateral Manager from any liability it may incur as a result of such action. The Collateral Manager, its partners, their respective partners, and the Collateral Manager’s directors, officers, stockholders and employees shall not be liable to the Issuer, the Trustee, the Holders or any other Person, except as provided in Section 10 of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance pursuant to this Section 7 that is payable out of the Assets shall be payable only in accordance with the priorities set forth in Article 11 of the Indenture. Notwithstanding anything in this Agreement, the Collateral Manager shall not take any action that would cause an Event of Default under the Indenture.
8.    Compensation.
(a)    The Issuer shall pay to the Collateral Manager, for services rendered and performance of its obligations under this Agreement,
(b)    payable in arrears on each Payment Date (prorated for the related Interest Accrual Period) in an amount equal to the sum of (i) 0.25% per annum of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date (the “Senior Collateral Management Fee”) and (ii) 0.25% per annum of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date (the “Subordinated Collateral Management Fee”). The Subordinated Collateral Management Fee is payable on each Payment Date only to the extent that sufficient Interest Proceeds or Principal Proceeds are available, and, to the extent any such Subordinated Collateral Management Fee is deferred by the Collateral Manager in its sole discretion or is not otherwise paid on any Payment Date for any reason, it will be deferred and will accrue interest at the Interest Rate for the Class D Notes, compounded quarterly. The Senior Collateral Management Fee and Subordinated Collateral Management Fee will be calculated on the basis of a 360-day year and the actual number of days elapsed during the Interest Accrual Period. The Collateral Manager may, in its sole and absolute discretion, elect to defer the payment of the Subordinated Collateral Management Fee (or portion thereof) in accordance with the Priority of Payments (or apply for any Permitted Use) pursuant to the terms of the Indenture and the related Management Fee shall be payable to the Collateral Manager pursuant to the terms of the Indenture.
(c)    In addition, if the Incentive Management Fee Threshold is satisfied, the Collateral Manager will be entitled to receive an amount on each Payment Date or upon application of the Special Priority of Payments, as applicable, equal to 20% of the remaining Interest Proceeds and Principal Proceeds, if any, available for payment pursuant to the Priority of Payments (such amounts, the “Incentive Collateral Management Fee” and, together with the Senior Collateral Management Fee and the Subordinated Collateral Management Fee, the “Management Fees”).
(d)    The Issuer will pay or reimburse the Collateral Manager for expenses including fees and out-of-pocket expenses reasonably incurred by the Collateral Manager in connection with the services provided hereunder with respect to (i) the costs and expenses of the Collateral Manager incurred in connection with the negotiation and preparation hereof and all other agreements and matters related to the issuance of the Debt; (ii) any transfer fees necessary to register any Collateral Obligation in accordance with the Indenture; (iii) any fees and expenses in connection with the acquisition, management or disposition of Assets or otherwise in connection with the Debt or the Issuer (including amounts in connection with the termination, cancellation or abandonment of a potential acquisition or disposition of any Assets that is not consummated), (iv) expenses and costs of legal advisers (including reasonable expenses and costs associated with the use of internal legal counsel to the Collateral Manager), consultants and other professionals retained by the Issuer or the Collateral Manager on its behalf in connection with services provided by the Collateral Manager; (v) any and all taxes and governmental charges that may be incurred or payable by the Issuer; (vi) any and all insurance premiums or expenses incurred in connection with the activities of the Issuer by the Collateral Manager; (vii) any and all costs, fees and expenses incurred in connection with the rating of the Secured Debt or obtaining ratings or credit estimates on Collateral Obligations, and communications with the Rating Agency; (viii) any and all costs, fees and expenses incurred in connection with the Collateral Manager’s communications with the Holders (including charges related to annual meetings); (ix) costs, fees and expenses of one or more firms that provide software databases and applications for the purpose of modeling, evaluating and monitoring the Assets and the Secured Debt pursuant to a licensing or other agreement; (x) the cost of asset pricing and asset rating services, and accounting, programming and data entry services that are retained in connection with services of the Collateral Manager hereunder and allocation of D&O insurance, allocation of E&O insurance and other allocated costs of the administration of the Issuer, including any third-party administrator (which amounts, if also incurred in connection with obligations owned by the Collateral Manager or other funds it manages, will be allocated in a fair and equitable manner); (xi) any costs or expenses incurred by the Collateral Manager in connection with complying with the U.S. Risk Retention Rules or any other law or regulation related to the activities of the Issuer and to the extent relating to the Issuer or the Assets, the Collateral Manager; (xii) travel expenses (e.g. airfare, meals, lodging and other transportation) incurred by the Collateral Manager as are reasonably necessary in connection with the performance of its obligations hereunder, and such amounts will be reimbursed by the Issuer in accordance with the Indenture the fees and expenses of any independent advisor employed to value or consider Collateral Obligations (including an Independent Review Party); (xiii) any and all costs, fees and expenses incurred in connection with any amendment or supplemental indenture effected (or proposed to be effected) pursuant to the Indenture; (xiv) in the event the Issuer is included in the consolidated financial statements of the Collateral Manager or its Affiliates, costs and expenses associated with the preparation of such financial statements and other information by the Collateral Manager or its Affiliates to the extent related to the inclusion of the Issuer in such financial statements and (xv) as otherwise agreed upon by the Issuer and the Collateral Manager. In addition, the Issuer will pay or reimburse the costs and expenses (including fees and disbursements of counsel and accountants) of the Collateral Manager and the Issuer incurred in connection with or incidental to the entering into of this Collateral Management Agreement or any amendment thereof.
(e)    Upon the termination of the Collateral Manager’s duties and obligations pursuant to the terms of this Agreement (the Management Fees calculated as provided in Section 8(a) (including, for the avoidance of doubt, the Incentive Collateral Management Fee) shall be prorated for any partial periods between Payment Dates during which this Agreement was in effect and shall be due and payable on the first Payment Date following the date of such termination and each Payment Date thereafter, together with all expenses payable to the Collateral Manager pursuant to Section 8(b), in each case in accordance with the Priority of Payments, until such amounts are paid in full; provided, that notwithstanding the foregoing, on each Payment Date following the effective date of the termination of the Collateral Manager’s duties and obligations pursuant to the terms of this Agreement (the Collateral Manager shall be paid its Pro Rata Share of the Incentive Collateral Management Fee, if any, due and payable in accordance with the Priority of Payments on such Payment Date; provided, further, that the payment of such Management Fees and expenses shall rank pari passu with the payment of the same amounts due to the successor collateral manager appointed pursuant to Section 12. The Collateral Manager’s “Pro Rata Share” of the Incentive Collateral Management Fee, if any, due and payable on any Payment Date following the termination of the Collateral Manager’s duties and obligations pursuant to the terms of this Agreement will be the amount (expressed as a percentage) equal to (i) the number of days from and including the Closing Date to and including the effective date of such termination over (ii) the number of days from and including the Closing Date to and including the last day of the Collection Period immediately preceding such Payment Date.
Notwithstanding anything to the contrary in this Section 8, in the event that the Collateral Manager’s services hereunder terminate, (i) any Subordinated Collateral Management Fee that has been deferred shall be paid to the Collateral Manager on the first Payment Date following the date of such termination, resignation or removal subject to Article 11 of the Indenture and, for the avoidance of doubt, to the extent that, by operation of Article 11 of the Indenture on such Payment Date, there are insufficient funds available to pay such prorated amount in full, subject to Article 11 of the Indenture, until paid in full.
9.    [Reserved].
10.    Limits of Collateral Manager Responsibility.
(a)    The Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture applicable to it in good faith and, subject to the standard of conduct described in the next succeeding sentence, shall not be responsible for any action or inaction of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager. The Collateral Manager, its Affiliates, and their respective directors, officers, stockholders, partners, employees, and agents shall not be liable to the Issuer, the Trustee, the Holders or any other Person for any acts or omissions by the Collateral Manager, its directors, officers, stockholders, partners, employees, Affiliates or agents under or in connection with this Agreement or the terms of the Indenture applicable to it, or for any decrease in the value of the Assets, except by reason of (x) acts or omissions constituting willful misconduct or gross negligence in the performance, or reckless disregard, of the obligations of the Collateral Manager under the terms of this Agreement and terms of the Indenture applicable to it or (y) with respect to the Collateral Manager Information containing an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, in each case, as determined pursuant to a final adjudication by a court of competition jurisdiction (clauses (x) and (y), collectively, “Collateral Manager Breaches”). The Issuer shall indemnify and hold harmless (the Issuer in such case, the “Indemnifying Party”) the Collateral Manager, its Affiliates, and their respective directors, officers, stockholders, partners, employees, and agents (other than any

Affiliate in its capacity as a Holder) (such parties collectively in such case, the “Indemnified Parties”) from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ and accountants’ fees and expenses)(collectively, “Losses”), related to the issuance or incurrence of the Secured Debt, the transactions contemplated by the Indenture or the performance of the Collateral Manager’s obligations under this Agreement other than any Losses resulting from a Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 10 shall be payable solely out of the Assets in accordance with the priorities set forth in Article 11 of the Indenture and shall be subject to the terms of Section 32 hereof.
(b)    An Indemnified Party shall (or with respect to an Indemnified Party other than the Collateral Manager, the Collateral Manager shall cause such Indemnified Party to) promptly notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 10 and give written notice to the Indemnifying Party of such claim within ten (10) days after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim but failure so to notify the Indemnifying Party (i) shall not relieve such Indemnifying Party from its obligations under paragraph (a) above unless and to the extent that it did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses and (ii) shall not, in any event, relieve the Indemnifying Party for any obligations to any Person entitled to indemnity pursuant to paragraph (a) above other than the indemnification obligations provided for in paragraph (a) above.
(c)    With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to an Indemnified Party other than the Collateral Manager, the Collateral Manager shall cause such Indemnified Party to), at the Indemnifying Party’s expense:
(i)    provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;
(ii)    cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;
(iii)    in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim;

(iv)    neither incur any material expense to defend against nor release or settle any such claim or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which would expose such Indemnified Party to unindemnified liability) without the prior written consent of the Indemnifying Party; provided, that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim; and
(v)    upon reasonable prior notice, afford to the Indemnifying Party the right, in its sole discretion and at its sole expense, to assume the defense of such claim, including, but not limited to, the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided, that if the Indemnifying Party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim except that if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided further, that prior to entering into any final settlement or compromise, such Indemnifying Party shall seek the consent of the Indemnified Party and use its best efforts in the light of the then prevailing circumstances (including, without limitation, any express or implied time constraint on any pending settlement offer) to obtain the consent of such Indemnified Party as to the terms of settlement or compromise. If an Indemnified Party does not consent to the settlement or compromise within a reasonable time under the circumstances, the Indemnifying Party shall not thereafter be obligated to indemnify the Indemnified Party for any amount in excess of such proposed settlement or compromise.
(d)    No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnifying Party of a release from liability substantially equivalent to the release given by the claimant to such Indemnified Party in respect of such claim.
(e)    In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.
(f)    The U.S. federal securities laws impose liabilities under certain circumstances on persons who act in good faith; accordingly, notwithstanding any other provision of this Agreement, nothing herein shall in any way constitute a waiver or limitation of any rights which the Issuer may have under any U.S. federal securities laws.
(g)    Notwithstanding any other provision hereof to the contrary, (x) no provision of this Agreement shall constitute a waiver or limitation of rights that may not be limited or waived under applicable law and (y) this Agreement shall not be construed so as to provide for the indemnification or exculpation of the Issuer or the Collateral Manager or any of its Affiliates for any liability to the extent, but only to the extent, that such indemnification or exculpation would be in violation of applicable law (including U.S. federal securities laws which, under certain circumstances, impose liability without regard to whether actions were taken in good faith).
Notwithstanding anything to the contrary expressly or by implication contained herein, the Collateral Manager assumes and will have no obligation or responsibility under this Agreement, the Indenture or any other transaction document or otherwise to any person other than the Issuer. With respect to the Issuer, the Collateral Manager assumes, and will have, no obligation or responsibility other than to render to it the services required to be rendered by the Collateral Manager under this Agreement as expressly provided herein and subject to the standard of care described in this Agreement. In particular, the Collateral Manager (a) will not be responsible for any action of the Issuer, the Trustee or any other Person in following or declining to follow any (i) direction or instruction of the Collateral Manager given by it pursuant to the authority, discretion and functions granted to it under this Agreement, or (ii) any recommendation or advice which may be given by the Collateral Manager in connection with matters relating to this Agreement and the transactions contemplated herein, (b) does not assume any fiduciary duty or responsibility with regard to the Issuer or otherwise, (c) does not guarantee or otherwise assume any responsibility for the performance of the Secured Debt or the Collateral Obligations and (d) does not guarantee or otherwise assume any responsibility for the performance by any third party of any contract entered into on behalf of the Issuer under this Agreement, the Indenture or any other transaction document. The Collateral Manager will not be required to indemnify the Issuer or any Holder of Secured Debt in respect of any liability described in clause 10(a)(x) or 10(a)(y) herein.
11.    No Partnership or Joint Venture.
The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager’s relation to the Issuer shall be deemed to be solely that of an independent contractor.
12.    Term; Termination.
(a)    This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the payment in full of the Debt and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Assets and the final distribution of the proceeds of such liquidation pursuant to the terms of the

Indenture; or (iii) the termination of this Agreement in accordance with subsection (b) or (c) of this Section 12 or Section 14 of this Agreement.
(b)    Notwithstanding any other provision hereof to the contrary, this Agreement may be terminated without cause by the Collateral Manager, and the Collateral Manager may resign, upon 30 days’ prior written notice to the Issuer and the Rating Agency; provided, however, that no such termination or resignation shall be effective until the date as of which a successor collateral manager shall have been appointed and shall have assumed all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing, and the Issuer shall use its best efforts to appoint a successor collateral manager to assume such duties and obligations.
(c)    This Agreement shall be automatically terminated in the event that the Issuer determines in good faith that the Issuer or the pool of Assets has become required to register as an investment company under the provisions of the Investment Company Act by virtue of any action taken by the Collateral Manager, and the Issuer notifies the Collateral Manager thereof.
(d)    If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 2(g), 8(c), 10 and 15 of this Agreement, which provisions shall survive the termination of this Agreement.
(e)    (i) Upon any removal for cause pursuant to Section 14 or resignation of the Collateral Manager pursuant to this Section 12 while any Debt is Outstanding, the Issuer, unless a Majority of the Controlling Class has objected (such objection not be unreasonable) within 15 days after written notice of the appointment has been provided to holders of the Secured Debt, (including, for the avoidance of doubt, Interests held by the Collateral Manager, its Affiliates and any account or fund managed by the Collateral Manager or any of its Affiliates), shall appoint as a successor collateral manager any established institution which (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to act as collateral manager hereunder, as successor to the Collateral Manager under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture, (iii) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the Investment Company Act and (iv) will not, by its appointment, cause the Issuer to be subject to U.S. federal, state or local income tax on a net basis (including any withholding tax liability under Section 1446 of the Code).
If no successor collateral manager shall have been appointed or an instrument of acceptance and assumption by a successor collateral manager shall not have been delivered to the Collateral Manager (a) within 20 days after approval of the successor collateral manager by the Issuer, and the issuance of notice of a vote regarding the successor collateral manager to the Holders of the Secured Debt, or (b) within 40 days after the date of notice of resignation or a

Notice of Removal (as defined below) of the Collateral Manager, the resigning or removed Collateral Manager or the Trustee, on behalf of the Holders of the Secured Debt, may petition any court of competent jurisdiction for the appointment of a successor collateral manager without the approval of the Holders of the Secured Debt. In connection with such appointment and assumption and subject to the provisions of the Indenture, the Issuer may make such arrangements for the compensation of such successor as the Issuer and such successor shall agree; provided, however, that no compensation payable to such successor from payments on the Assets shall be greater than that paid to the Collateral Manager under this Agreement without the prior written consent of a Majority of the Debt (voting collectively). The Issuer, the Trustee and the successor collateral manager shall take such action (or cause the outgoing Collateral Manager to take such action) consistent with this Agreement and the terms of the Indenture applicable to the Collateral Manager, as shall be necessary to effectuate any such succession. Promptly following the appointment of a successor collateral manager in accordance with the foregoing, the Issuer shall provide written notice thereof to the Rating Agency.
(ii)    Upon a successor collateral manager agreeing in writing to assume all of the Collateral Manager’s duties and obligations hereunder, any amendment reducing the Senior Collateral Management Fee or the Subordinated Collateral Management Fee made after the Closing Date and prior to the date of such written agreement shall no longer be given effect and the Senior Collateral Management Fee and the Subordinated Collateral Management Fee payable to such successor collateral manager shall be equal to the Senior Collateral Management Fee and the Subordinated Collateral Management Fee on the Closing Date; provided that any amendment increasing the Senior Collateral Management Fee or the Subordinated Collateral Management Fee made after the Closing Date and prior to the date of such written agreement shall remain in full force and effect upon a successor collateral manager agreeing in writing to assume all of the Collateral Manager’s duties and obligations hereunder.
(f)    In the event of removal of the Collateral Manager pursuant to this Agreement by the Issuer, the Issuer shall have all of the rights and remedies available with respect thereto at law or equity, and, without limiting the foregoing, the Issuer may by notice in writing to the Collateral Manager as provided under this Agreement terminate all the rights and obligations of the Collateral Manager under this Agreement (except those that survive termination pursuant to Section 12(d) above). Upon expiration of the applicable notice period with respect to termination specified in this Section 12 or Section 14 of this Agreement, as applicable, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Assets or otherwise, shall automatically and without further action by any person or entity pass to and be vested in the successor collateral manager upon the appointment thereof. Nevertheless, the Collateral Manager shall take such steps as may be reasonably necessary to transfer such authority and power.
13.    Delegation; Assignments; Succession.

The Collateral Manager may, without the consent of any Person, delegate to third parties (including without limitation its Affiliates) the duties assigned to the Collateral Manager hereunder, and employ third parties (including without limitation its Affiliates) to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Issuer, and to perform any of the Collateral Manager's duties hereunder; provided that the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties.
Except as set forth below, the Collateral Manager may not assign this Agreement, in whole or in part, unless such assignment is consented to in writing by the Issuer, and a Majority of the Interests and a Majority of the Controlling Class has not objected in writing within 15 days after notice of such assignment; provided that, in all cases, no such assignment will be effective if it would cause the Issuer to be subject to U.S. federal, state or local income tax on a net basis (including any withholding tax liability imposed under Section 1446 of the Code) or cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Notice of any assignment will be provided to the Issuer, each Holder, the Trustee and the Rating Agency. An “assignment” within the meaning of Section 202(a)(1) of the Advisers Act as a result of change in control of the Collateral Manager will not be considered an assignment of this Agreement; provided that, if the Collateral Manager is a Registered Investment Adviser, the Collateral Manager shall obtain the consent of the Issuer, in a manner consistent with SEC staff interpretations of Section 205(a)(2) of the Advisers Act, to any such transaction.
The Collateral Manager may, without obtaining the consent of any Holder and, so long as such assignment or delegation does not constitute an “assignment” for purposes of Section 205(a)(2) of the Advisers Act (other than as set forth in the preceding sentence), during such time as the Collateral Manager is a Registered Investment Adviser, without obtaining the prior consent of the Issuer, (1) assign any of its rights or obligations under this Agreement to an Affiliate, provided that such Affiliate (i) has demonstrated ability, whether as an entity or by its personnel, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (ii) has the legal right and capacity to act as Collateral Manager under applicable law and this Agreement and (iii) will not cause the Issuer or the pool of collateral to become required to register under the Investment Company Act, or (2) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity so long as (A) at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement and (B) in the case of clauses (1) and (2), such action does not cause the Issuer to be subject to U.S. federal, state or local income tax on a net basis (including any withholding tax liability under Section 1446 of the Code) or cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Collateral Manager will provide prior notice to the Issuer and the Rating Agency of any assignment, delegation or combination thereof pursuant to this paragraph.

Any assignment consented to by the Issuer and such Holders shall bind the assignee hereunder in the same manner as the Collateral Manager is bound. In addition, the assignee shall execute and deliver to the Issuer and the Trustee an appropriate agreement naming such assignee as a Collateral Manager. Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations under Section 10 of this Agreement arising prior to such assignment and except with respect to its obligations under Sections 2(g) and 15 hereof. This Agreement shall not be assigned by the Issuer without the prior written consent of the Collateral Manager and the Trustee (acting at the direction of a Majority of the Debt (collectively)), except in the case of assignment by the Issuer to (i) an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound hereunder and thereunder or (ii) the Trustee as contemplated by the Granting Clauses and Section 15.1 of the Indenture. In the event of any assignment by the Issuer, the Issuer shall (x) use its best efforts to cause its successor to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment and (y) provide written notice thereof to the Issuer, each Holder, the Trustee and the Rating Agency.
Notwithstanding anything to the contrary contained herein, any corporation, partnership or limited liability company or other Person into which the Collateral Manager may be merged or converted or with which it may be consolidated, or any corporation, partnership or limited liability company resulting from any merger, conversion or consolidation to which the Collateral Manager shall be a party, or any corporation, partnership, limited liability company or other Person succeeding to all or substantially all of the asset management business of the Collateral Manager, shall be the successor to the Collateral Manager without any further action by the Collateral Manager, the Issuer, the Trustee, the Holders or any other Person; provided, that the Collateral Manager shall provide prompt notice to the Trustee (who shall forward such notice to the Holders) upon such occurrence.
14.    Termination by the Issuer for Cause.
This Agreement may be terminated, and the Collateral Manager may be removed, for cause by the Issuer, a Supermajority of the Interests or a Majority of the Controlling Class, upon 60 Business Days’ prior written notice to the Collateral Manager (a “Notice of Removal”) and upon written notice to the Holders and the Rating Agency; provided, that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given such direction, notice or consent, Collateral Manager Debt shall be disregarded and deemed not to be Outstanding. No such termination or removal pursuant to this Section 14 shall be effective until a successor collateral manager shall have been appointed in accordance with Section 12(e).
For purposes of determining “cause” with respect to termination of this Agreement pursuant to this Section 14, such term shall mean any one of the following events:
(a)    the Collateral Manager willfully and knowingly violated any material provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions) which breach would be reasonably likely to have a material adverse effect on any Class of Secured Debt or the Issuer;
(b)    the Collateral Manager violated any material provision of this Agreement or the Indenture applicable to it (other than as covered by clause (a); it being understood that failure to satisfy any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (b)), which violation has a material adverse effect on any Class of Secured Debt and (if such violation is capable of being cured) failed to cure such violation within 60 days after an Authorized Officer of the Collateral Manager obtains actual knowledge of and notifying the Trustee of such violation, or its receiving notice from the Trustee (given at the direction of a Majority of the Interests or a Majority of the Controlling Class) of such violation or, if such violation is capable of cure but not within 60 days, the failure to cure such violation within the period in which a reasonably diligent Person could cure such violation (but in no event more than 120 days);
(c)    the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to the Indenture or this Agreement to be correct in any material respect when made and (x) such failure has a material adverse effect on any Class of Secured Debt, and, (y) if such failure is capable of being cured, no correction is made within 60 days after a Responsible Officer of the Collateral Manager becomes actually aware of and notifies the Trustee of such failure, or receives notice from the Trustee (given at the direction of a Majority of the Interests or a Majority of the Controlling Class) of such failure, or, if such failure is capable of cure but not within 60 days, no correction is made within the period in which a reasonably diligent person could cure such violation (but in no event more than 120 days); provided that, the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification will be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate will cure any breach or failure arising therefrom as of the date of such failure;

(d)    (A) the Collateral Manager is wound up or dissolved; (B) there is appointed over the Collateral Manager or a substantial portion of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or (C) the Collateral Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days; or
(e)    (A) an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, or an indictment of the Collateral Manager (as determined pursuant to a final adjudication by a court of competent jurisdiction) or (B) any of the Collateral Manager’s senior executive officers (in the performance of his or her investment management duties) is convicted for a criminal offense and continues to have responsibility for the performance by the Collateral Manager hereunder for a period of 30 days after such conviction.
Notwithstanding the foregoing, in no event shall any breach of subclause (y) of the last proviso in clause (iii)(c) of the definition of “S&P Rating” in the Indenture constitute or be eligible to be used as any basis for the removal of the Collateral Manager for “cause” under this Agreement.
Prior to the effective appointment of any successor collateral manager in accordance with this Agreement, a Majority of the Class or Classes (disregarding Collateral Manager Debt in the case of a Notice of Removal for “cause”) that had delivered a Notice of Removal may withdraw such Notice of Removal (other than pursuant to a Notice of Removal delivered pursuant to clause (d)(A) of the definition of “cause” above).
If any of the events specified in clauses (a) through (e) of this Section 14 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Trustee, the Rating Agencies and the Holders upon the Collateral Manager’s becoming aware of the occurrence of such event. Notwithstanding anything in this Section 14 to the contrary, any event described in clause (a), (b), (c), (d) (other than clause (d)(A)) or (e) of Section 14 hereof may be waived as a basis for removal of the Collateral Manager by a Majority of the Controlling Class and a Majority of the Interests.
15.    Action upon Termination.
(a)    From and after the effective date of termination of this Agreement, the Collateral Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation to which it is entitled, and shall receive all other amounts for which it is entitled to reimbursement, all as provided in and subject to Section 8 hereof, and shall be entitled to receive any amounts owing under Sections 7 and 10 hereof. Upon such termination, the Collateral Manager shall as soon as practicable:

(i)    deliver to and at the direction of the Issuer all property and documents of the Trustee or the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager; and
(ii)    deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor collateral manager appointed pursuant to Section 12(e) hereof.
Notwithstanding such termination, the Collateral Manager shall remain liable for its acts or omissions hereunder as described in Section 10 arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 16(b) hereof or from any failure of the Collateral Manager to comply in all material respects with the provisions of this Section 15.
(b)    The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of appropriate indemnification and expense reimbursement.
16.    Representations and Warranties.
(a)    The Issuer hereby represents and warrants to the Collateral Manager as follows:
(i)    The Issuer has been duly formed and is validly existing under the laws of Delaware, has all requisite limited liability company power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, any Hedge Agreements or the Debt would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.
(ii)    The Issuer has all requisite limited liability company power and authority to execute, deliver and perform this Agreement, the Indenture, the Hedge Agreements and the Debt and all obligations required hereunder, under the Indenture, the Hedge Agreements and the Debt and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Indenture, any Hedge Agreements and the Debt and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with the Indenture and the issuance or incurrence of the Debt, as applicable, is required by the Issuer in connection with this Agreement, the Indenture, any Hedge Agreements or the Debt or the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, any Hedge Agreements or the Debt or the obligations imposed upon it hereunder or thereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered hereunder, shall constitute, the legally valid and binding obligations of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(iii)    The execution, delivery and performance of this Agreement and the documents and instruments required hereunder shall not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on or applicable to the Issuer, or the Governing Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, and shall not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).
(iv)    The Issuer is not in violation of its Governing Instruments or in breach or violation of or in default under the Indenture or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Issuer of its duties hereunder.
(v)    True and complete copies of the Indenture and the Issuer’s Governing Instruments have been or, no later than the Closing Date, will be delivered to the Collateral Manager.
(vi)    In addition, the Issuer acknowledges that it has received Part 2 of the Collateral Manager’s Form ADV filed with the Securities and Exchange Commission, as required by Rule 204-3 under the Advisers Act, prior to or concurrently with the date of execution of this Agreement.

The Issuer agrees to deliver a true and complete copy of each and every amendment to the documents required to be delivered by the Issuer pursuant to Section 16(a)(v) above to the Collateral Manager as promptly as practicable after its adoption or execution.
(b)    The Collateral Manager hereby represents and warrants to the Issuer as follows:
(i)    The Collateral Manager is a limited liability company duly organized and validly existing and in good standing under the law of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified as a limited liability company and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture which are applicable to the Collateral Manager; the Collateral Manager is a registered investment adviser under the United States Investment Advisers Act of 1940, as amended (the “Advisers Act”).
(ii)    The Collateral Manager has full power and authority to execute and deliver this Agreement and perform all obligations required hereunder and under the provisions of the Indenture which are applicable to the Collateral Manager, and the Collateral Manager has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture which are applicable to the Collateral Manager. No consent of any other person, including, without limitation, creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or under the terms of the Indenture which are applicable to the Collateral Manager. This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the Collateral Manager hereunder or under the terms of the Indenture shall constitute, the legally valid and binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights and (b) general equitable principles (whether considered in a proceeding at law or in equity).
(iii)    The execution, delivery and performance of this Agreement and the terms of the Indenture expressly applicable to the Collateral Manager and the documents and instruments required hereunder or under the express terms of the Indenture shall not, to the actual knowledge of any Authorized Officer or principal of the Collateral Manager, violate any provision of any existing law or regulation binding on or applicable to the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Governing Instruments of, or any securities issued by the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets is or may be bound, in each case, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Collateral Manager or its ability to perform its obligations under this Agreement, and shall not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
(iv)    There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement or the provisions of the Indenture applicable to the Collateral Manager hereunder.
(v)    The Collateral Manager is authorized to carry on its business in the United States.
(vi)    The Collateral Manager is not in violation of its Governing Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, in each case, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture expressly applicable to the Collateral Manager hereunder, or the performance by the Collateral Manager of its express duties hereunder or under the Indenture.
(vii)    The Collateral Manager Information in the Offering Circular as of the Closing Date, is true in all material respects and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

17.    Observation Rights.
The Issuer covenants and agrees, if requested in writing by the Collateral Manager and to the extent practicable under the circumstances, to notify the Collateral Manager of each meeting of the Member of the Issuer following the receipt of such request by the Issuer and to use commercially reasonable efforts to provide any materials distributed to the Member of the Issuer in connection with any such meeting and to afford a representative of the Collateral Manager the opportunity to be present at each such meeting, in person or by telephone at the option of the Collateral Manager.
18.    Notices.
Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by telecopy) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt, by registered or certified mail, postage prepaid, return receipt requested, by hand delivery, or by courier service or, in the case of telecopy notice, when received in legible form, addressed as set forth below:
(a)    If to the Issuer:
Twin Brook CLO 2024-1 LLC
c/o Twin Brook Capital Partners
111 South Wacker Drive
Chicago, Illinois 60606
(b)    If to the Collateral Manager:
AGTB Fund Manager, LLC
245 Park Avenue
New York, New York 10167
Telephone: (212) 692-2290
Telecopy: (212) 867-1388
Attention: Gregory Shalette and General Counsel

with a copy to:

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attention: Michael T. Mullins

(c)    If to the Trustee:
Computershare Trust Company, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
(d)    If to the Rating Agencies: S&P Global Ratings
55 Water Street, 41st Floor
New York, New York 10041-0003
(e)    If to the Holders:
At their respective addresses set forth on the Register.
(f)    If to the Hedge Counterparties:
At their respective addresses set forth in the relevant Hedge Agreements.
Any party may alter the address or telecopy number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.
19.    Binding Nature of Agreement; Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.
20.    Entire Agreement; Amendments.
This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The parties hereto hereby acknowledge that any prior agreement concerning the subject matter hereof has been terminated as of the date hereof and is of no further force or effect (except for provisions in such agreement designated to survive termination). For the avoidance of doubt, the parties acknowledge that this Agreement does not govern the relationship of the Collateral Manager in its capacity as a Holder. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than (a) by an agreement in writing executed by the parties hereto and (b) with prior written notice to the Rating Agency; provided that, (i) no consent shall be required for an amendment or modification to (x) correct any typographical or other error, defect or ambiguity or to correct or supplement any provisions herein to comply with applicable law or (y) conform any inconsistent provisions of this Agreement, the Offering Circular or the Indenture (as it may be amended from time to time in accordance with the terms thereof) and (ii) only with the written consent of a Majority of the Controlling Class and a Majority of the Interests with respect to any modification of the standard of care applicable to the Collateral Manager or requirements for assignment or amendment of this Agreement, removal of the Collateral Manager for cause or appointment of a successor collateral manager that would be reasonably expected to have a material adverse effect on the Controlling Class or the Interests, and (iii) except as provided in clauses (i) or (ii) above, only with the consent of a Majority of any Class that is materially and adversely affected by such amendment (provided that, in the case of clauses (ii) and (iii), if such holders do not expressly object in writing within 10 days from the day such Holders have received notice of such proposed modification or amendment, such Holders shall be deemed to have consented to such modification or amendment).
21.    Conflict with the Indenture.
In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.
22.    Subordination; Benefit of Agreement.
The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Articles 11 and 15 of the Indenture as if the Collateral Manager were a party to the Indenture. Each of the Collateral Manager and Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture and agrees that the obligations of the Collateral Manager hereunder shall be enforceable by the Trustee as and to the extent provided in such Section 15.1.
23.    Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
24.    Indulgences Not Waivers.
Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
25.    [Reserved.]
26.    Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
27.    Execution in Counterparts.
This Agreement may be executed in any number of counterparts, which may be effectively delivered by facsimile or other electronic means or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
28.    Provisions Separable.
In case any provision in this Agreement shall be invalid, illegal or unenforceable as written, such provision shall be construed in the manner most closely resembling the apparent intent of the parties with respect to such provision so as to be valid, legal and enforceable; provided, however, that if there is no basis for such a construction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and, unless the ineffectiveness of such provision destroys the basis of the bargain for one of the parties to this Agreement, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.
29.    Number and Gender.
Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
30.    Jurisdiction and Venue.
The parties to this Agreement irrevocably submit to the exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, the Debt or the Indenture, and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The parties to this Agreement irrevocably waive, to the fullest extent they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties to this Agreement irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it in accordance with Section 18. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
31.    Rule 17g-5 Compliance.

The Collateral Manager agrees that any notice, report, request for satisfaction of the Moody’s Rating Condition or other information provided by the Collateral Manager (or any of its respective representatives or advisors) to any Rating Agency hereunder or under the Indenture or the Collateral Administration Agreement for the purposes of undertaking credit rating surveillance of the Secured Debt shall be provided, substantially concurrently, by the Collateral Manager to the Information Agent for posting on a password-protected website in accordance with the procedures set forth in Section 2A of the Collateral Administration Agreement.
32.    Limited Recourse; Non-Petition.
Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Assets and only to the extent of funds available from time to time and in accordance with the Priority of Payments, and following exhaustion of the Assets, any claims of the Collateral Manager hereunder shall be extinguished and shall not thereafter revive. The Collateral Manager further agrees (i) not to take any action in respect of any claims hereunder against any officer, director, employee, shareholder, noteholder or administrator of the Issuer and (ii) not to institute against the Issuer, any insolvency, bankruptcy, reorganization, liquidation or similar proceedings in any jurisdiction until one year and one day or, if longer, the applicable preference period then in effect, shall have elapsed since the final payments to the Holders of the Secured Debt. The provisions of this Section 32 shall survive the termination of this Agreement for any reason whatsoever.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
AGTB FUND MANAGER, LLC

By:/s/ Terrence Walters
Name: Terrence Walters
Title: Authorized Signatory

TWIN BROOK CLO 2024-1 LLC

By:/s/ Terrence Walters
Name: Terrence Walters
Title: Authorized Signatory